Exhibit 8.1




Radyne ComStream Inc.
3138 East Elwood Street
Phoenix, AZ 85034



August 17, 1999



Dear Sir or Madam:

     We have acted as counsel for Radyne ComStream Inc, (the "Company") in connection with the preparation and filing under the Securities Act of 1933, as amended (the "Securities Act") and the rules and regulations promulgated thereunder (the "Rules"), of a Registration Statement on Form S-2 (the "Registration Statement"), filed with the Securities and Exchange Commission in connection with a proposed rights offering of the Company's common stock. You have asked us to render our opinion as to matters hereinafter set forth.

     We have examined originals and copies, certified or otherwise identified to our satisfaction, of all such agreements, certificates and other documents as we have deemed necessary as a basis for this opinion. In such examination we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. We have, when relevant facts material to our opinion were not independently established by us, relied to the extent we deemed such reliance proper upon written or oral statements of officers and other representatives of the Company. Based on and subject to the foregoing, the opinion attributed to us in the section entitled "Certain Federal Income Tax Consequences" in the prospectus constituting Part I to the Registration Statement (the "Prospectus") accurately states our opinion with respect to the matters discussed.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our name under the captions "Certain Federal Income Tax Consequences" and "Legal Matters" in the Prospectus. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required by the Securities Act or the Rules.

                                                       Very truly yours,

                                                       /s/ Dorsey & Whitney LLP
                                                       DORSEY & WHITNEY LLP